SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 30, 2002

Diomed Holdings, Inc.

Delaware	000-32045	84-140636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Dundee Park Andover, MA	01810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

Item 5.    Other Events and Regulation FD Disclosure.

Attached as Exhibit 99.1 is a press release issued December 27, 2002, announcing the consummation of a $2.0 million bridge financing by Diomed Holdings, Inc. The Company plans to seek further financing in the first quarter of 2003 to provide funds to address its working capital needs.

Attached as Exhibit 99.2 is a conformed copy of the documentation setting forth the terms and conditions of the December 27, 2002 bridge financing.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)

Exhibit No.	Description of Exhibit

99.1	Press Release Regarding Bridge Financing

99.2
Documentation Effecting Bridge Financing, consisting of: Note Purchase Agreement, Class A Notes, Class B Notes, Warrants, Registration Rights Agreement, Security Agreement, Pledge Agreement and Legal Opinion

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc. (Registrant)

Date: December 30, 2002	By:	/S/ PETER KLEIN
Name: Peter Klein Title: President and Chief Executive Officer